UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 20, 2023 (June 20, 2023)

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36129 (Commission File Number)	27-3379612 (I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 20, 2023, OneMain Holdings, Inc. (“OMH,” “we,” “us” or “our”), as a guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with OneMain Finance Corporation, a direct subsidiary of OMH (“OMFC”), as the issuer, and Barclays Capital Inc. and SG Americas Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by OMFC of $500.0 million aggregate principal amount of OMFC’s 9.00% Senior Notes due 2029 (the “2029 Notes”) in an underwritten public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission. As further described below, the offering is expected to close on June 22, 2023, subject to satisfaction of customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by each of OMFC and OMH. It also provides for customary indemnification by each of OMFC, OMH and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

OMFC intends to use the net proceeds from this offering for general corporate purposes, which may include debt repurchases and repayments.

Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, our subsidiaries or our affiliates, including OMFC. They have received, or may in the future receive, customary fees and commissions for these transactions. Some of the underwriters and their affiliates have entered into, and may in the future enter into, financing arrangements (including offerings of asset-backed notes) in which they act as initial purchaser or serve as lender to us, our subsidiaries or our affiliates, including OMFC.

Fourteenth Supplemental Indenture

On June 20, 2023, OMH entered into a Fourteenth Supplemental Indenture (the “Fourteenth Supplemental Indenture”) with OMFC, Wilmington Trust, National Association, as original trustee (“Original Trustee”) and HSBC Bank USA, National Association, as series trustee (“Series Trustee”). The Fourteenth Supplemental Indenture amends and supplements the Indenture dated as of December 3, 2014 (the “Indenture”), among OMH, as guarantor, OMFC and the Original Trustee. The Fourteenth Supplemental Indenture permits OMFC to appoint either the Original Trustee or the Series Trustee as the trustee for any future series of debt securities issued under the Indenture.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
*1.1
Underwriting Agreement, dated as of June 20, 2023, among OneMain Finance Corporation, OneMain Holdings, Inc., and Barclays Capital Inc. and SG Americas Securities, LLC, as representatives of the several underwriters named therein.

*4.1	Fourteenth Supplemental Indenture, dated as of June 20, 2023, among OneMain Finance Corporation, OneMain Holdings, Inc., Wilmington Trust, National Association and HSBC Bank USA, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

By:	/s/ Micah R. Conrad
Name:	Micah R. Conrad
Title:	Executive Vice President and Chief Financial Officer

Date: June 20, 2023